EXHIBIT 5.1

April 27, 2004

Quanta Services, Inc.
1360 Post Oak Blvd., Suite 2100
Houston, Texas 77056-3023

Ladies and Gentlemen:

     We have acted as counsel to Quanta Services, Inc. (the “Company”) in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended, relating to the registration of 20,000,000 shares of the Company’s common stock, par value $.00001 per share (the “Common Stock”), to be sold by that certain selling stockholder listed in the Prospectus that forms a part of the Registration Statement, as such Prospectus may be amended or supplemented from time to time (the “Prospectus”).

     In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Prospectus and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

               1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

               2. The shares of Common Stock to be registered pursuant to the Registration Statement are duly authorized, validly issued, fully paid and nonassessable.

     The opinions expressed herein are limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

     We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP